UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 07, 2018

FUTURELAND CORP.
(Exact name of registrant as specified in charter)

Colorado	000-53377	41-2230041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

FutureLand Corp. 10901 Roosevelt Blvd, 1000c Saint Petersburg, Florida		33716
(Address of principal executive offices)		(Zip Code)

(727) 474-0221
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 6, 2018, An Agreement for Plan of Merger (the “Agreement”) was entered by Cannabis Leaf, Inc.
(“PCFP” or “Cannabis Leaf”) a Nevada Corporation, which is a publicly traded (OTC: PCFP), 1934 Securities Act reporting company, and Apotheca Biosciences, Inc. (hereafter referred to as “ABI” or “Apotheca Biosciences”) a Nevada Corporation. Such Agreement will result in the merger of Apotheca Biosciences into Cannabis Leaf, with the Corporation to survive as Apotheca Biosciences.

FutureLand Corp will receive 12,000,000 shares of newly issued common stock for its 20% interest in Apotheca Biosciences.

Apotheca Biosciences and Cannabis Leaf entered into the Merger Agreement where Cannabis Leaf agreed to deliver to Apotheca Biosciences a certain issuance of sixty million (60,000,000) common shares of Cannabis Leaf, Inc. (the “Exchange Shares”), in exchange for all shares of Apotheca Biosciences being acquired into Cannabis Leaf, which would result in a change in control of Cannabis Leaf with such issuance. The issuance will result in Apotheca Biosciences being the surviving company under the laws of the State of Nevada. Under the Agreement, upon closing, Apotheca Biosciences will receive the immediate right to appointment of the directors and officers of the surviving company by the resignation of the existing director and officer of Cannabis Leaf, with the simultaneous appointment of two directors and officers being appointed by Apotheca. The issuance of the 60,000,000 common shares of Cannabis Leaf will represent the controlling interest of Cannabis Leaf, Inc. after such merger occurs.

Additionally, the Parties have agreed to change the name of Cannabis Leaf, Inc to Apotheca Biosciences, Inc. under Nevada law.

Apotheca Biosciences is developing cutting-edge medical products, nutraceuticals, formulation and delivery technologies for the healthcare and consumer care industry. Their pipeline of products includes, transdermal, sublingual, and nasal delivery technologies for precise and controlled dosing of cannabinoids.

Apotheca Biosciences is a pioneering biotech company with an emphasis in research and development in addition to the creation of high-grade nutraceuticals and cosmetics. Apothecia’s’ goal is to lay the groundwork and continue research of cannabinoid receptiveness in patients and create nutraceuticals that reflects their research.

More information on Apotheca Biosciences can be found at: http://www.apothecabiosciences.com/

The Parties project the formal closing for the transaction to occur on May 15, 2018, with the release block of control shares. The Company will file a combined audited financial statement under SEC guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURELAND CORP.

Date: March 07, 2018	By: /s/ Cameron Cox
Cameron Cox, Principal Executive Officer